Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”) is made and entered into as of the 23rd day of November, 2012 by and among Remark Media, Inc., a Delaware corporation (the “Borrower”), and Digipac, LLC, a Delaware limited liability company (the “Secured Party”).

WITNESSETH:

WHEREAS, the Borrower executed a secured promissory note (the “Note”) in favor of Secured Party in the aggregate principal amount of One Million Eight Hundred Thousand and No/100 Dollars ($1,800,000.00);

WHEREAS, as an inducement to the Secured Party to make the loan evidenced by the Note (the “Loan”), the Borrower has agreed to grant a security interest in and to the Collateral (as defined in this Agreement) to the Secured Party on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, for and in consideration of the Loan and other premises and intending to be legally bound, the parties covenant and agree as follows:

1.	Definitions. In addition to the words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, unless the context otherwise clearly requires:

“Accounts” shall have the meaning given to that term in the Code and shall include without limitation all rights of the Borrower, whenever acquired, to payment for goods sold or leased or for services rendered, whether or not earned by performance.

“Chattel Paper” shall have the meaning given to that term in the Code and shall include without limitation all writings owned by the Borrower, whenever acquired, which evidence both a monetary obligation and a security interest in or a lease of specific goods.

“Code” shall mean the Uniform Commercial Code as in effect on the date of this Agreement and as amended from time to time, of the state or states having jurisdiction with respect to all or any portion of the Collateral from time to time.

“Collateral” shall mean (i) all tangible and intangible assets of the Borrower, including, without limitation, cash, the Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Instruments, Intellectual Property, Inventory, Investment Property (other than Borrower’s shares of common stock of Sharecare, Inc.), Commercial Tort Claims and (ii) Proceeds of each of them.

“Deposit Accounts” shall have the meaning given to that term in the Code and shall include a demand, time, savings, passbook or similar account maintained with a bank, savings bank, savings and loan association, credit union, trust company or other organization that is engaged in the business of banking.

“Documents” shall have the meaning given to that term in the Code and shall include without limitation all warehouse receipts (as defined by the Code) and other documents of title (as defined by the Code) owned by the Borrower, whenever acquired.

“Equipment” shall have the meaning given to that term in the Code and shall include without limitation all goods owned by the Borrower, whenever acquired and wherever located, used or brought for use primarily in the business or for the benefit of the Borrower and not included in Inventory of the Borrower, together with all attachments, accessories and parts used or intended to be used with any of those goods or Fixtures, whether now or in the future installed therein or thereon or affixed thereto, as well as all substitutes and replacements thereof in whole or in part.

“Event of Default” shall mean (i) any of the Events of Default described in the Note, or (ii) any default by the Borrower in the performance of its obligations under this Agreement.

“Fixtures” shall have the meaning given to that term in the Code, and shall include without limitation leasehold improvements.

“General Intangibles” shall have the meaning given to that term in the Code and shall include, without limitation, all leases under which the Borrower now or in the future leases and or obtains a right to occupy or use real or personal property, or both, all of the other contract rights of the Borrower, whenever acquired, and customer lists, choses in action, claims (including claims for indemnification), books, records, patents (and any applications for registration thereof), copyrights (and any applications for registration thereof), trademarks (and any applications for registration thereof), blueprints, drawings, designs and plans, trade secrets, methods, processes, contracts, licenses, license agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer information, software, records and data, and oil, gas, or other minerals before extraction now owned or acquired after the date of this Agreement by the Borrower.

“Governmental Authority” means any federal, state, county or municipal government, or political subdivision thereof, any governmental or quasi governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court, administrative tribunal, or public utility, whether in the United States or any foreign jurisdiction.

“Government Rule” shall mean any applicable statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, requirement of, or other governmental restriction or any similar binding form of decision of or determination by, or any binding interpretation or administration of any of the foregoing by, any Governmental Authority, including all common law, whether now or hereafter in effect.

“Instruments” shall have the meaning given to that term in the Code and shall include, without limitation, all negotiable instruments (as defined in the Code), all certificated securities (as defined in the Code) and all other writings which evidence a right to the payment of money now or after the date of this Agreement owned by the Borrower.

“Inventory” shall have the meaning given to that term in the Code and shall include without limitation all goods owned by the Borrower, whenever acquired and wherever located, held for sale or lease or furnished or to be furnished under contracts of service, and all raw materials, work in process and materials owned by the Borrower and used or consumed in the Borrower’s business, whenever acquired and wherever located.

“Investment Property,” “Securities Intermediary” and “Commodities Intermediary” each shall have the meaning set forth in the Code.

“Permitted Liens” shall mean all (i) liens imposed by Government Rule for taxes that are not yet due or that are being contested in good faith through appropriate proceedings by Borrower and for which adequate reserves have been set aside therefor, (ii) carrier’s, warehousemen’s, mechanics’, landlords’ materialmen’s, repairmen’s and other like liens imposed by Government Rule, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or that are being contested in good faith by Borrower and for which adequate reserves have been set aside therefor; (iii) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (iv) cash deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (v) liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; (vi) all existing liens on the assets of the Borrower which have been disclosed to the Secured Party by the Borrower on a Schedule attached hereto (provided, that if there is no such Schedule, then the Borrower shall be deemed to have made a representation and warranty that there are no such liens as of the date of this Agreement), (vii) all purchase money security interests hereinafter incurred by the Borrower in the ordinary course of business, and (viii) all licenses with respect to the intellectual property of Borrower granted in the ordinary course of business.

“Proceeds” shall have the meaning given to that term in the Code and shall include without limitation whatever is received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether cash or non-cash, and includes without limitation proceeds of insurance payable by reason of loss of or damage to Collateral.

Capitalized terms used herein without definition shall have the meanings ascribed to them in the Note.  Capitalized terms not otherwise defined in this Agreement or the Note shall have the meanings attributed to such terms in the Code.

2.	Security Interest.

(a)        As security for the full and timely payment of the Note in accordance with its terms and the performance of the obligations of the Borrower under the Note, the Borrower agrees that the Secured Party shall have, and the Borrower hereby grants and conveys to, and creates in favor of, the Secured Party, a security interest under the Code in and to the Collateral, whether now owned or existing or hereafter acquired or arising and regardless of where located. The security interest granted to the Secured Party in this Agreement shall be a first priority security interest, prior and superior to the rights of all third parties existing on or arising after the date of this Agreement, subject to the Permitted Liens.

(b)        All of the Equipment, Inventory and Goods owned by the Borrower is located in the states as specified on Schedule I attached hereto (except to the extent any such Equipment, Inventory or Goods is in transit or located at the Borrower’s job site in the ordinary course of business).  Except as disclosed on Schedule I, none of the Collateral is in the possession of any bailee, warehousemen, processor or consignee.  Schedule I discloses such Borrower name as of the date hereof as it appears in official filings in the state or province, as applicable, of its incorporation, formation or organization, the type of entity of Borrower (including corporation, partnership, limited partnership or limited liability company), the organizational identification number issued by Borrower’s state of incorporation, formation or organization (or a statement that no such number has been issued), and the chief place of business, principal executive officer and the office where Borrower keeps its books and records.  The Borrower has only one state or province, as applicable, of incorporation, formation or organization.  The Borrower does not do business and has not done business during the past five (5) years under any trade name or fictitious business name except as disclosed on Schedule I attached hereto.

3.	Provisions Applicable to the Collateral. The parties agree that the following provisions shall be applicable to the Collateral:

(a) The Borrower covenants and agrees that at all times during the term of this Agreement it shall keep accurate and complete books and records concerning the Collateral that is now owned by the Borrower.

(b) The Secured Party or its representatives shall have the right, upon reasonable prior written notice to the Borrower and during the regular business hours of the Borrower, to examine and inspect the Collateral and to review the books and records of the Borrower concerning the Collateral that is now owned or acquired after the date of this Agreement by the Borrower and to copy the same and make excerpts therefrom.

(c) The Borrower shall at all times during the term of this Agreement keep the Equipment, Inventory and Fixtures that are now owned by the Borrower in the states set forth on Schedule I or, upon written notice to the Secured Party, at such other locations for which the Secured Party has filed financing statements, and in no other states without 20 days’ prior written notice to the Secured Party.

(d) The Borrower shall not move the location of its principal executive offices without prior written notification to the Secured Party.

(e) Without the prior written consent of the Secured Party, the Borrower shall not sell, lease or otherwise dispose of any Equipment or Fixtures, except in the ordinary course of its business.

(f) Promptly upon request of the Secured Party from time to time, the Borrower shall furnish the Secured Party with such information and documents regarding the Collateral and the Borrower’s financial condition, business, assets or liabilities, at such times and in such form and detail as the Secured Party may reasonably request.

(g)  During the term of this Agreement, and after the occurrence and during the continuance of an Event of Default, the Borrower shall deliver to the Secured Party, upon its reasonable, written request from time to time, without limitation,

(i) all invoices and customer statements rendered to account debtors, documents, contracts, chattel paper, instruments and other writings pertaining to the Borrower’s contracts or the performance of the Borrower’s contracts,

(ii) evidence of the Borrower’s accounts and statements showing the aging, identification, reconciliation and collection thereof, and

(iii) reports as to the Borrower’s inventory and sales, shipment, damage or loss thereof, all of the foregoing to be certified by authorized officers or other employees of the Borrower, and Borrower shall take all necessary action during the term of this Agreement to perfect any and all security interests in favor of the Borrower and to assign to the Secured Party all such security interests in favor of the Borrower.

(h) Notwithstanding the security interest in the Collateral granted to and created in favor of the Secured Party under this Agreement, the Borrower shall have the right until one or more Events of Default shall occur and be continuing, at its own cost and expense, to collect the Accounts and the Chattel Paper and to enforce their contract rights.

(i) After the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right, in its sole discretion, to give notice of its security interest to account debtors obligated to the Borrower and to take over and direct collection of the Accounts and the Chattel Paper, to notify such account debtors to make payment directly to the Secured Party and to enforce payment of the Accounts and the Chattel Paper and to enforce the Borrower’s contract rights. It is understood and agreed by the Borrower that the Secured Party shall have no liability whatsoever under this subsection (i) except for its own willful misconduct.

(j) At all times during the term of this Agreement, the Borrower shall promptly deliver to the Secured Party, upon its written request, all existing leases, and all other leases entered into by the Borrower from time to time, covering any Equipment or Inventory (“Leased Inventory”) which is leased to third parties.

(k)  The Borrower shall not change its name, entity status, federal taxpayer identification number, or provincial organizational or registration number, or the state under which it is organized without the prior written notice to the Secured Party.

(l)  The Borrower shall not close any of its Deposit Accounts or open any new or additional Deposit Accounts without first giving the Secured Party at least fifteen (15) days’ prior written notice thereof.

(m) The Borrower shall cooperate with the Secured Party, at the Borrower’s reasonable expense, in perfecting the Secured Party’s security interest in any of the Collateral.

(n)  The Secured Party may file any necessary financing statements and other documents the Secured Party deems reasonably necessary in order to perfect the Secured Party’s security interest without the Borrower’s signature. The Borrower grants to the Secured Party a power of attorney for the sole purpose of executing any documents on behalf of the Borrower which the Secured Party deems reasonably necessary to perfect its security interest. Such power is and shall be coupled with an interest, and is irrevocable.

4.

Actions with Respect to Accounts.  The Borrower irrevocably makes, constitutes and appoints the Secured Party its true and lawful attorney-in-fact with power to sign its name and to take any of the following actions at any time after the occurrence and prior to the cure of an Event of Default, without notice to the Borrower and at the Borrower’s  reasonable expense:

(a) Verify the validity and amount of, or any other matter relating to, the Collateral by mail, telephone, telegraph or otherwise;

(b) Notify all account debtors that the Accounts have been assigned to the Secured Party and that the Secured Party has a security interest in the Accounts;

(c) Direct all account debtors to make payment of all Accounts directly to the Secured Party;

(d) Take control in any reasonable manner of any cash or non-cash items of payment or proceeds of Accounts;

(e) Take control in any manner of any rejected, returned, stopped in transit or repossessed goods relating to Accounts;

(f) Enforce payment of and collect any Accounts, by legal proceedings or otherwise, and for such purpose the Secured Party may:

(1) Demand payment of any Accounts or direct any account debtors to make payment of Accounts directly to the Secured Party;

(2) Receive and collect all monies due or to become due to the Borrower pursuant to the Accounts;

(3) Exercise all of the Borrower’s rights and remedies with respect to the collection of Accounts;

(4)  Settle, adjust, compromise, extend, renew, discharge or release Accounts in a commercially reasonable manner;

(5) Sell or assign Accounts on such reasonable terms, for such reasonable amounts and at such reasonable times as the Secured Party reasonably deems advisable;

(6) Prepare, file and sign the Borrower’s name or names on any Proof of Claim or similar documents in any proceeding filed under federal or state bankruptcy, insolvency, reorganization or other similar law as to any account debtor;

(7) Prepare, file and sign the Borrower’s name or names on any notice of lien, claim of mechanic’s lien, assignment or satisfaction of lien or mechanic’s lien or similar document in connection with the Collateral;

(8) Endorse the name of the Borrower upon any chattel papers, documents, instruments, invoices, freight bills, bills of lading or similar documents or agreements relating to Accounts or goods pertaining to Accounts or upon any checks or other media of payment or evidence of a security interest that may come into the Secured Party’s possession;

(9) Sign the name or names of the Borrower to verifications of Accounts and notices of Accounts sent by account debtors to the Borrower; or

(10) Take all other actions that the Secured Party reasonably deems to be necessary or desirable to protect the Borrower’s  and Secured Party’s interests in the Accounts.

(g) Negotiate and endorse any Document in favor of the Secured Party or its designees, covering Inventory which constitutes Collateral, and related documents for the purpose of carrying out the provisions of this Agreement and taking any action and executing in the name(s) of Borrower any instrument which the Secured Party may reasonably deem necessary or advisable to accomplish the purpose hereof. Without limiting the generality of the foregoing, the Secured Party shall have the right and power to receive, endorse and collect checks and other orders for the payment of money made payable to the Borrower representing any payment or reimbursement made under, pursuant to or with respect to, the Collateral or any part thereof and to give full discharge to the same.    This power, being coupled with an interest, is irrevocable until each Note is paid in full (at which time this power shall terminate in full) and the Borrower shall have performed all of its obligations under this Agreement. The Borrower further agrees to use best efforts to assist the Secured Party in the collection and enforcement of the Accounts and will not hinder, delay or impede the Secured Party in any manner in its collection and enforcement of the Accounts.

5.

Preservation and Protection of Security Interest.  The Borrower represents and warrants that it has, and covenants and agrees that at all times during the term of this Agreement, it will have, good and marketable title to the Collateral now owned by it free and clear of all mortgages, pledges, liens, security interests, charges or other encumbrances, except for the Permitted Liens and those junior in right of payment and enforcement to that of the Secured Party or in favor of the Secured Party, and shall defend the Collateral against the claims and demands of all persons, firms and entities whomsoever. Assuming the Secured Party has taken all required action to perfect a security interest in the Collateral as provided by the Code, the Borrower represents and warrants that as of the date of this Agreement the Secured Party has, and that all times in the future the Secured Party will have, a first-priority perfected security interest in the Collateral, prior and superior to the rights of all third parties in the Collateral existing on the date of this Agreement or arising after the date of this Agreement, subject to the Permitted Liens.  Except as permitted by this Agreement, the Borrower covenants and agrees that it shall not, without the prior written consent of the Secured Party (i) borrow against the Collateral or any portion of the Collateral from any other person, firm or entity, except for borrowings which are subordinate to the rights of the Secured Party, (ii) grant or create or permit to attach or exist any mortgage, pledge, lien, charge or other encumbrance, or security interest on, of or in any of the Collateral or any portion of the Collateral except those in favor of the Secured Party or the Permitted Liens, (iii) permit any levy or attachment to be made against the Collateral or any portion of the Collateral, except those subject to the Permitted Liens, or (iv) permit any financing statements to be on file with respect to any of the Collateral, except financing statements in favor of the Secured Party or those with respect to the Permitted Liens. The Borrower shall faithfully preserve and protect the Secured Party’s security interest in the Collateral and shall, at its own cost and expense, cause, or assist the Secured Party to cause that security interest to be perfected and continue perfected so long as each Note or any portion of either Note is outstanding, unpaid or executory. For purposes of the perfection of the Secured Party’s security interest in the Collateral in accordance with the requirements of this Agreement, the Borrower shall from time to time at the request of the Secured Party file or record, or cause to be filed or recorded, such instruments, documents and notices, including assignments, financing statements and continuation statements, as the Secured Party may reasonably deem necessary or advisable from time to time in order to perfect and continue perfected such security interest. The Borrower shall do all such other acts and things and shall execute and deliver all such other instruments and documents, including further security agreements, pledges, endorsements, assignments and notices, as the Secured Party in its discretion may reasonably deem necessary or advisable from time to time in order to perfect and preserve the priority of such security interest as a first-priority security interest in the Collateral prior to the rights of all third persons, firms and entities, subject to the Permitted Liens and except as may be otherwise provided in this Agreement. The Borrower agrees that a copy, photographic or other reproduction of this Agreement or a financing statement is sufficient as a financing statement and may be filed instead of the original.

6.

Insurance. Risk of loss of, damage to or destruction of the Equipment, Inventory and Fixtures is on the Borrower. The Borrower shall insure the Equipment, Inventory and Fixtures against such risks and casualties and in such amounts and with such insurance companies as is ordinarily carried by corporations or other entities engaged in the same or similar businesses and similarly situated or as otherwise reasonably required by the Secured Party in its sole discretion. In the event of loss of, damage to or destruction of the Equipment, Inventory or Fixtures during the term of this Agreement, the Borrower shall promptly notify the Secured Party of such loss, damage or destruction. At the reasonable request of the Secured Party,  the Borrower’s policies of insurance shall contain loss payable clauses in favor of the Borrower and the Secured Party as their respective interests may appear and shall contain provision for notification of the Secured Party at least thirty (30) days prior to the termination of such policy. At the request of the Secured Party, copies of all such policies, or certificates evidencing the same, shall be deposited with the Secured Party. If the Borrower fails to effect and keep in full force and effect such insurance or fail to pay the premiums when due, the Secured Party may (but shall not be obligated to), no sooner than five (5) business days after delivering written notice to Borrower, do so for the account of the Borrower and add the cost thereof to the amounts payable under either Note, upon five (5) days written notice to Borrower. The Secured Party is irrevocably appointed attorney-in-fact of the Borrower to endorse any draft or check which may be payable to the Borrower in order to collect the proceeds of such insurance. Unless an Event of Default has occurred and is continuing, the Secured Party will turn over to the Borrower the proceeds of any such insurance collected by it on the condition that the Borrower apply such proceeds either (i) to the repair of damaged Equipment, Inventory or Fixtures; (ii) to the replacement of destroyed Equipment, Inventory or Fixtures with Equipment, Inventory or Fixtures of the same or similar type and function and of at least equivalent value (in the sole judgment of the Secured Party), provided such replacement Equipment, Fixtures or Inventory is made subject to the security interest created by this Agreement and constitutes a first-priority security interest in the Equipment, Inventory and Fixtures subject only to Permitted Liens and other security interests permitted under this Agreement, and is perfected by the filing of financing statements in the appropriate public offices and the taking of such other action as may be necessary or desirable in order to perfect and continue perfected such security interest; or (iii) to and for a purpose expressly agreed upon by Borrower and the Secured Party. Any balance of insurance proceeds remaining in the possession of the Secured Party after payment in full of the Note shall be paid over to the Borrower or its order.

7.

Maintenance and Repair. The Borrower shall maintain the Equipment, Inventory and Fixtures, and every portion thereof, in good condition, repair and working order, reasonable wear and tear alone excepted, and shall pay and discharge all taxes, levies and other impositions assessed or levied thereon, other than such taxes, levies and other impositions being contested by Borrower in good faith, as well as the cost of repairs to or maintenance of the same. If the Borrower fails to do so, the Secured Party may (but shall not be obligated to), no sooner than five (5) business days after delivering written notice to Borrower, pay the cost of such repairs or maintenance and such taxes, levies or impositions for the account of the Borrower and add the amount of such payments to the amounts payable under either Note, upon five (5) day written notice to Borrower.

8.

Preservation of Rights Against Third Parties; Preservation of Collateral in Secured Party’s Possession. Until such time as the Secured Party exercises its right to effect direct collection of the Accounts and the Chattel Paper and to effect the enforcement of the Borrower’s contract rights, the Borrower assumes  full responsibility for taking any and all commercially reasonable steps to preserve rights in respect of the Accounts and the Chattel Paper and their contracts against prior parties. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of such of the Collateral as may come into its possession from time to time if the Secured Party takes such action for that purpose as the Borrower shall request in writing, provided that such requested action shall not, in the judgment of the Secured Party, impair the Secured Party’s security interest in the Collateral or its right in, or the value of, the Collateral, and provided further that the Secured Party receives such written request in sufficient time to permit the Secured Party to take the requested action.

9.	Events of Default and Remedies.

(a) If any one or more of the Events of Default shall occur or shall exist, the Secured Party may then or at any time thereafter, so long as such default shall continue, foreclose the lien or security interest in the Collateral in any way permitted by law, or upon thirty  (30) days’ prior written notice to the Borrower, sell any or all Collateral at private sale at any time or place in one or more sales, at such price or prices and upon such terms, either for cash or on credit, as the Secured Party, in its commercially reasonable sole discretion, may elect, or sell any or all Collateral at public auction, either for cash or on credit, as the Secured Party, in its commercially reasonable sole discretion, may elect, provided, that any such sale shall comply with applicable law, and at any such sale, the Secured Party may bid for and become the purchaser of any or all such Collateral.  Pending any such action the Secured Party may liquidate the Collateral.

(b) If any one or more of the Events of Default shall occur or shall exist, the Secured Party may then, or at any time thereafter, so long as such default shall continue, grant extensions to, or adjust claims of, or make compromises or settlements with, debtors, guarantors or any other parties with respect to Collateral or any securities, guarantees or insurance applying thereon, without notice to or the consent of the Borrower, without affecting the Borrower’s liability under this Agreement or the Note. The Borrower hereby waives notice of acceptance, of nonpayment, protest or notice of protest of any Accounts or Chattel Paper, any of its contract rights or Collateral and any other notices to which the Borrower may be entitled.

(c) If any one or more of the Events of Default shall occur or shall exist and be continuing, then in any such event, the Secured Party shall have such additional rights and remedies in respect of the Collateral or any portion thereof as are provided by the Code and such other rights and remedies in respect thereof which it may have at law or in equity or under this Agreement, including without limitation the right to enter any premises where Equipment, Inventory and/or Fixtures are located and take possession and control thereof without demand or notice and without prior judicial hearing or legal proceedings, which the Borrower hereby expressly waives.

(d) The Secured Party shall apply the Proceeds of any sale or liquidation of the Collateral, and, subject to Section 5, any Proceeds received by the Secured Party from insurance, first to the payment of the reasonable costs and expenses incurred by the Secured Party in connection with such sale or collection, including without limitation reasonable attorneys’ fees and legal expenses;  second to the payment of the Note, whether on account of principal or interest or otherwise as the Secured Party, in its sole discretion, may elect, and then to pay the balance, if any, to the Borrower or as otherwise required by law.  If such Proceeds are insufficient to pay the amounts required by law, the Borrower shall be liable for any deficiency.

(e) Upon the occurrence and during the continuance of any Event of Default, the Borrower shall promptly upon written demand by the Secured Party assemble the Equipment, Inventory and Fixtures and make them available to the Secured Party at a place or places to be designated by the Secured Party. The rights of the Secured Party under this paragraph to have the Equipment, Inventory and Fixtures assembled and made available to it is of the essence of this Agreement and the Secured Party may, at its election, seek to enforce such right by an action in equity for injunctive relief or specific performance, without the requirement of a bond.

(f) Without limiting any of Secured Party’s rights under this Agreement or at law, if an Event of Default has occurred and is continuing, Secured Party may offer in writing to Borrower to purchase all or a portion of the shares of common stock of Sharecare, Inc. (“Sharecare”) held by Borrower (the “Sharecare Stock”) on terms determined by Secured Party, which may include transfer of the Sharecare Stock in full or partial satisfaction of the obligations secured by this Agreement.  In the event that Secured Party delivers such written offer to Borrower, Borrower shall promptly deliver written notice of such offer to Sharecare and each of Sharecare’s stockholders in accordance with Section 3.1 of that certain Right of First Refusal, Co-Sale, and Change of Control Agreement, dated as of October 30, 2009, by and among Sharecare and each of Sharecare’s stockholders party thereto (the “Stockholders’ Agreement”).  If none of Sharecare or its stockholders exercises its respective right of first refusal in accordance with the terms of the Stockholders’ Agreement to purchase the Sharecare Stock, then Borrower shall transfer such shares of Sharecare Stock to Secured Party.  Alternatively, if Sharecare or one or more of the stockholders of Sharecare purchases such shares of Sharecare Stock in accordance with the terms of the Stockholders’ Agreement, then the cash proceeds of such sale shall be deemed to be Collateral hereunder and subject to the other terms of this Agreement.  Borrower hereby represents and warrants to Secured Party that Borrower is prohibited from pledging the Sharecare Stock as collateral for its obligations under the Note.  Borrower acknowledges and agrees that the intent of this clause (f) is to provide Secured Party with rights that are as substantially similar as possible as the rights of a secured creditor under the Code with respect to the Sharecare Stock.  The parties hereby agree and acknowledge that a breach of Borrower’s obligations under this clause (f) (and any other provision of this Agreement providing for an obligation other than the payment of money) would result in severe and irreparable injury to Secured Party, which injury could not be adequately compensated by an award of money damages, and the parties therefore agree and acknowledge that Secured Party shall be entitled to injunctive relief in the event of any breach of any such term, condition or provision of this Agreement, or to enjoin or prevent such a breach, including without limitation an action for specific performance hereof, and the parties hereby irrevocably consent to the issuance of any such injunction.  The parties further agree that no bond or surety shall be required in connection therewith.

10.

Defeasance. Notwithstanding anything to the contrary contained in this Agreement, upon payment and performance in full of the Note, this Agreement shall terminate and be of no further force or effect and the Secured Party shall thereupon terminate its security interest in the Collateral, including promptly filing a UCC-3 termination statement and taking such other actions necessary to evidence such termination.  If the Secured Party does not promptly file a UCC-3 termination statement and take such other actions necessary to evidence such termination, then Borrower is hereby authorized to file a UCC-3 termination statement and take such other actions necessary to evidence such termination.  Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns, provided that, without the prior written consent of the Secured Party, the Borrower may not assign this Agreement or any of its rights under this Agreement or delegate any of its duties or obligations under this Agreement and any such attempted assignment or delegation shall be null and void. This Agreement is not intended and shall not be construed to obligate the Secured Party to take any action whatsoever with respect to the Collateral or to incur expenses or perform or discharge any obligation, duty or disability of the Borrower.

11.	Miscellaneous.

(a) The section headings contained in this Agreement are for reference purposes only and shall not control or affect its construction or interpretation in any respect.

(b) The rights, remedies, powers and privileges of the Secured Party under this Agreement are cumulative and not exclusive of any rights or remedies which they may otherwise have.

(c) Unless the context otherwise requires, all terms used in this Agreement which are defined by the Code shall have the meanings stated in the Code.

(d) The Code shall govern the settlement, perfection and the effect of attachment and perfection of the Secured Party’s security interest in the Collateral, and the rights, duties and obligations of the Secured Party and the Borrower with respect to the Collateral.

(e)  The Secured Party acknowledges and agrees that it may receive confidential information of Borrower pursuant to the terms of this Agreement.  The Secured Party shall, and shall cause its Affiliates and their respective employees, agents, accountants, legal counsel and other representatives and advisers to, hold in strict confidence all, and not divulge, disclose or use any, such confidential information of any kind concerning the Borrower, or its businesses except in exercising its rights and obligations under this Agreement; provided,  however, that the foregoing obligation of confidence shall not apply to (i) information that is or becomes generally available to the public other than as a result of a disclosure by the Secured Party or any of its Affiliates, employees, agents, accountants, legal counsel or other representatives or advisers, and (ii) information that is required to be disclosed by the Secured Party or any of its employees, agents, accountants, legal counsel or other representatives or advisers as a result of any applicable law, rule or regulation of any Governmental Authority; and provided further that the Secured Party shall promptly shall notify Borrower of any disclosure pursuant to clause (ii) of this Section 11(e).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed and delivered this Security Agreement as of the day and year set forth at the beginning of this Security Agreement.

BORROWER: REMARK MEDIA, INC., a Delaware corporation By: /s/ Theodore P. Botts Name: Theodore P. Botts Title: Chairman of the Audit Committee of the Board of Directors

ACCEPTED BY:

DIGIPAC, LLC

a Delaware limited liability company

By: /s/ Kai-Shing Tao

Name: Kai-Shing Tao

Title: Manager

[SIGNATURE PAGE TO SECURITY AGREEMENT]

Schedule I

1.	State(s) in which Collateral is located: Georgia, New York

2.	Borrower Information:

Borrower

Name: Remark Media, Inc.

State of Organization:  Delaware

Type of Entity:  Corporation

Organization Number (DE): 4125738 8100

Former Name(s): HSW International, Inc.

Chief Place of Business (including books & records):

Six Concourse Parkway

Suite 1500

Atlanta, GA 30328

Principal Executive Officer: Kai-Shing Tao